SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
[(Amendment No. ___)]

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[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

CHELSEA PROPERTY GROUP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHELSEA PROPERTY GROUP, INC.

Notice of Annual Meeting of Stockholders
to be held June 10, 2004

           NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Chelsea Property Group, Inc. (the "Company") will be held at Hotel Westminster, 550 W. Mount Pleasant Avenue, Livingston, New Jersey, on June 10, 2004 at 10:00 in the morning for the following purposes:

1.	To elect one Director.

2.	To authorize and approve an amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of common stock of the Company.

3.	To authorize and approve an amendment to the Articles of Incorporation of the Company to declassify the Board of Directors.

4.	To amend the 2000 Stock Option Plan.

5.	To approve the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2004.

6.	To transact such other business as may properly come before the meeting, or any adjournment thereof.

           Stockholders of record at the close of business on April 16, 2004, shall be entitled to notice of, and to vote at, the meeting.

By order of the Board of Directors Denise M. Elmer Secretary

Dated: April 23, 2004
Roseland, New Jersey

           IMPORTANT: PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

CHELSEA PROPERTY GROUP, INC.
103 EISENHOWER PARKWAY
ROSELAND, NEW JERSEY 07068

PROXY STATEMENT

           The accompanying Proxy is solicited by the Board of Directors of Chelsea Property Group, Inc., a Maryland corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Meeting") to be held on June 10, 2004, at 10:00 in the morning, or any adjournment thereof, at which stockholders of record at the close of business on April 16, 2004 shall be entitled to vote. The cost of solicitation of proxies will be borne by the Company. The Company has retained the Altman Group, Inc. to assist in the solicitation of proxies for a fee estimated at $8,000, plus out-of-pocket expenses. The Company also may use the services of its Directors, officers, employees and others to solicit proxies, personally or by telephone; arrangements may also be made with brokerage houses and other custodians, nominees, fiduciaries and stockholders of record to forward solicitation material to the beneficial owners of stock held of record by such persons. The Company may reimburse such solicitors for reasonable out-of-pocket expenses incurred by them in soliciting, but no compensation will be paid for their services.

           Each proxy executed and returned by a stockholder may be revoked at any time before it is voted by timely submission of written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company) or, if a stockholder is present at the Meeting, he may elect to revoke his proxy and vote his shares personally.

           There is being mailed herewith to each stockholder of record the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2003. It is intended that this Proxy Statement and form of Proxy will first be sent or given to stockholders on or about April 23, 2004.

           Stockholders of record may vote either via the Internet or by telephone. Specific instructions to be followed by registered stockholders interested in voting via the Internet or the telephone are shown on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder's identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

           On April 16, 2004, the Company had outstanding and entitled to vote with respect to all matters to be acted upon at the meeting __________ shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share of stock held by such holder. The presence of holders representing a majority of all the votes entitled to be cast at the meeting will constitute a quorum at the meeting. In accordance with Maryland law, abstentions, but not broker non-votes, are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Proposals 1, 4, 5 and 6 on the agenda must receive the affirmative vote of a majority of the shares voted at the meeting in order to pass. Proposals 2 and 3 on the agenda must receive the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock entitled to vote thereon at the meeting in order to be approved. Abstentions and broker non-votes are not counted in determining the votes cast with respect to any of the matters submitted to a vote of stockholders. Therefore, abstentions and broker non-votes will have the same effect as votes against proposals 2 and 3.

           It is expected that the following business will be considered at the meeting and action taken thereon:

1. ELECTION OF DIRECTORS

           Pursuant to the By-Laws of the Company, the number of Directors of the Company has been set at seven members who are divided into three classes serving staggered three-year terms of office. It is proposed to elect one Class II Director at this Meeting to hold office for a three-year term until the 2007 Annual Meeting of Stockholders and until his successor is duly elected and qualifies. Class I and Class III Directors will be elected at the Annual Meetings to be held in 2006 and 2005, respectively, for three-year terms, and until their respective successors are duly elected and qualify. Please note, however, that if Proposal 3 is approved by the stockholders of the Company, then upon the completion of the terms of the current members of the Board of Directors, the Board of Directors will no longer be classified. If Proposal 3 is approved, the director nominee elected at this Annual Meeting would be elected to serve a one-year term that would expire upon the date of the next annual meeting or until a successor is duly elected and qualifies. Proposal 3 will not affect directors of the Company who currently hold office and each such director will be allowed to hold office until the expiration of his three-year term. For more information with regard to the effects of the implementation of Proposal 3, please see such proposal.

           It is intended that the accompanying form of Proxy will be voted for the nominee set forth below, who is presently a Director of the Company. If some unexpected occurrence should make necessary, in the Board of Directors’ judgment, the substitution of some other person for the nominee, shares will be voted for such other person as the Board of Directors may select. The Board of Directors is not aware that the nominee may be unable or unwilling to serve as a Director. The following table sets forth certain information with respect to the nominee and also with respect to each Director whose term of office will continue after this Meeting.

NOMINEE FOR ELECTION

Name	Age	Principal Occupation and Positions Held	Year Term of Office Will Expire	Served as a Director Since

Brendan T. Byrne	80	Senior partner in the law firm of Carella, Byrne, Bain,
Gilfillan, Cecchi, Stewart & Olstein since 1982;
Governor of New Jersey from 1974 to 1982; former
prosecutor Essex County (New Jersey), President of the
Public Utility Commission, Assignment Judge of the New
Jersey Superior Court, Vice President of the National
District Attorneys Association, Trustee of Princeton
University, Chairman of the Princeton University Council
on New Jersey Affairs, Chairman of the United States
Marshals Foundation, former Commissioner of the New
Jersey Sports and Exposition Authority and Chairman of
the National Commission on Criminal Justice Standards
and Goals (1977); serves on a Board of the National
Judicial College; and Chairman of the Executive
Commission on Ethical Standards.
2007	1993

DIRECTORS WHOSE TERM OF OFFICE WILL
CONTINUE AFTER MEETING

David C. Bloom	47	Chairman of the Board and Chief Executive Officer of the Company since 1993; founder and principal of The Chelsea Group, a predecessor of the Company ("Chelsea"), and President of Chelsea from 1985 until formation of the Company.	2005	1993

William D. Bloom	41	Vice Chairman of the Company since 2000; Executive Vice President of the Company from 1993 to 1999; employed by Chelsea from 1986 until formation of the Company.	2006	1995

Robert Frommer	69	Principal of a real estate consulting firm in San Francisco, California from 1991 to 2003; President of PG&E Properties, Inc. from 1993 to 1998; President of The Harlan Company from 1987 to 1991; Executive Vice President of Urban Investment & Development Company, a wholly-owned subsidiary of Aetna Life & Casualty Company, from 1972 to 1984; Vice President for Institutional Facilities for New York University from 1984 to 1987.	2006	1993

Barry M. Ginsburg	66	Retired; Vice Chairman of the Company from 1993 to 1999; principal in Ginsburg Craig Associates (a predecessor of the Company) and its predecessor companies from 1986 to 1993; employed by Dansk International Designs, Ltd. from 1966 through 1985, serving as corporate Chief Operating Officer and Director from 1980 to 1985.	2005	1993

Philip D. Kaltenbacher	66	Chairman of the Board of Directors and Chief Executive Officer of Seton Company, a manufacturer of leather and chemicals, since 1974; Commissioner of The Port Authority of New York and New Jersey from September 1985 through February 1993, and Chairman from September 1985 through April 1990.	2005	1993

Reuben S. Leibowitz	56	Managing Director of Warburg Pincus LLC, a private equity investment firm; associated with Warburg, Pincus since 1984.	2006	1993

           Mr. Byrne is a director of Mack-Cali, Inc. David Bloom and William Bloom are brothers.

Corporate Governance Principles

           Corporate Governance Principles and Committee Charters

           Our board of directors has adopted a comprehensive set of corporate governance principles to reflect its commitment to corporate governance and the role of such principles in building and sustaining stockholder value. These principles are discussed more fully below and are set forth in our Corporate Governance Guidelines and Principles, our Code of Business Conduct and Ethics, and the committee charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. These documents are available on our website at www.cpgi.com or by written request to Chelsea Property Group, Inc., Investor Relations, 103 Eisenhower Parkway, Roseland, NJ 07068.

           The Company's Board of Directors has several committees, consisting of an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Executive Committee. The functions of the Audit Committee (which consists of Messrs. Byrne, Kaltenbacher and Leibowitz) include the engaging and discharging of the independent auditors, reviewing with the independent auditors the plan and results of the auditing engagement, reviewing the independence of the independent auditors, including the range of audit and non-audit fees, and reviewing the adequacy of the Company's system of internal accounting controls. The functions of the Compensation Committee (which consists of Messrs. Byrne, Kaltenbacher and Leibowitz) include determining compensation for the Company's executive officers, and administering the Company's Stock Option Plans (the "Option Plans") and the Long Term Incentive Plan (the "Incentive Plan"). The functions of the Nominating and Corporate Governance Committee (which consists of Messrs. Byrne, Kaltenbacher and Leibowitz) include recommending to the Board of Directors, and establishing procedures for, proposed nominees for election of directors by the shareholders at annual meetings. All members of these committees are independent pursuant to the rules adopted by the New York Stock Exchange and applicable law. The Executive Committee consists of Messrs. D. Bloom, Ginsburg and Leibowitz.

           In the fiscal year ended December 31, 2003, there were five meetings of the Audit Committee, one meeting of the Compensation Committee, no meetings of the Nominating and Corporate Governance Committee and four meetings of the Board of Directors. Each Director of the Company attended in excess of 75% of the total number of meetings of the Board of Directors and committees on which he served. Board members are encouraged to attend our annual meeting of stockholders. Six of our seven directors attended our 2003 annual meeting.

           Governance Guidelines

           Our Governance Guidelines sets forth overall standards and policies for the responsibilities and practices of our board and board committees, including reviewing, approving and monitoring fundamental financial and business strategies and major corporate actions; ensuring processes are in place for maintaining our company's integrity; assessing our major risks and reviewing options for their mitigation; selecting, evaluating and compensating our chief executive officer and overseeing succession planning; and providing counsel and oversight on the selection, evaluation, development and compensation of senior management.

           Code of Business Conduct and Ethics

           All of our employees, including our chief executive officer, chief financial officer and principal financial officer, and our directors are required to comply with our code of business conduct and ethics. Our code is available on our website. It is our intention to disclose any amendments to, or waivers from, any provisions of this code as it applies to our chief executive officer, chief financial officer and principal accounting officer on our website within three business days of such amendment or waiver.

           Independent Directors

           Pursuant to rules adopted by the New York Stock Exchange and applicable law, a majority of the Company's directors must be independent as specified therein. As a result, the Board undertook a review of director independence. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under "Certain Relationships and Transactions" below. The Board also examined transactions and relationships between directors or their affiliates and members of the Company's senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

           As a result of this review, the Board affirmatively determined that each of Messrs. Byrne, Frommer, Kaltenbacher and Leibowitz is independent of the Company and its management. The Board determined that each of these independent directors did not have any material relationships with the Company. The only directors who are not independent are David C. Bloom, our chairman of the board and chief executive officer, William D. Bloom, our vice chairman, and Barry M. Ginsburg.

           The non-management directors of our board meet in executive session several times during the year, generally at regularly scheduled meetings of the board of directors or as considered necessary or appropriate. Mr. Leibowitz has been designated as the presiding non-management director to preside at each meeting.

           Audit Committee

           The charter of the Audit Committee is attached to this proxy statement as Annex A and is also available on the Company's website. All the members of the Audit Committees are independent under the rules of the New York Stock Exchange and applicable law. Mr. Leibowitz is qualified as an audit committee financial expert within the meaning of applicable law and the Board has determined that he has accounting and related financial management expertise under the rules of the New York Stock Exchange.

           Nominating and Corporate Governance Committee

           The Nominating and Corporate Governance Committee is responsible for the selection and nomination of the directors. The full Board has adopted a policy pursuant to which the Nominating and Corporate Governance Committee will consider nominees recommended by stockholders of the Company. Stockholders who wish to recommend a nominee should send nominations to the Secretary of the Company, that include all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, including the nominee's name, business experience and consent to be nominated for membership on our board of directors and to serve if elected by the stockholders. The recommendation must be received by the Secretary not later than the date for stockholder proposals set forth herein under "Other Matters--Stockholder Proposals." We did not receive for this Annual Meeting any recommended nominees for director from any of our stockholders. We do not currently pay any fees to third parties to identify or evaluate or assist in identifying or evaluating potential nominees for director.

           Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee's own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request additional information about the prospective nominee's background and experience. The Committee then evaluates the prospective nominee against the standards and qualifications set out in the Company's Governance Guidelines and Nominating and Corporate Governance Committee Charter, including:

•	the ability of the prospective nominee to represent the interests of the shareholders of the Company;

•	the prospective nominee's standards of integrity, commitment and independence of thought and judgment;

•	the prospective nominee's ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee's service on other public company boards;

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board; and

•	the extent to which the prospective nominee helps the Board reflect the diversity of the Company's shareholders, employees, customers and communities.

           The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, will interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

           Communicating with the Board

           The Board has approved a process for handling communications with non-management members of the Board. Stockholders and other parties interested in communicating with any directors of the Company (or the Board as a group), may do so by writing to the Secretary of the Company, at the Company's principal executive offices. The Secretary will review all such correspondence and regularly forward to the Board a summary of all such correspondence and copies of all correspondence that, in her opinion, deals with the functions of the Board or committees thereof or that she otherwise determines requires the Board's attention. The Board, or any member thereof, may at any time request that copies of all such correspondence be forwarded to the Board. Stockholders and other parties interested in communicating with the Board may also do so telephonically in accordance with the directions set forth in the Company's website.

           There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder.

Compensation of Directors

           The Company pays its directors who are not principals of or representatives of principals of the Company's predecessors an annual fee of $20,000 and a per meeting fee of $2,000 (for each directors' meeting attended), and each such director is reimbursed for expenses incurred in attending meetings. In addition, three of such directors have received 60,000 stock options and the remaining such director 30,000 stock options, each at an exercise price equal to the closing price on the day the options were granted, with each such set of options vesting over five years.

Executive Compensation

           The following table sets forth certain information regarding compensation paid by the Company to its Chief Executive Officer and to each of the four most highly compensated executive officers whose salary and bonus for 2003 exceeded $100,000. The amount reported under "Other Annual Compensation" in the table below represents a five-year bonus payable under the Company's prior long-term incentive plan based on performance of the Company during the five years ended December 31, 2001, which bonus became fully vested at December 31, 2001 and was paid in cash in March 2002.

SUMMARY COMPENSATION TABLE

                                                                                        Long Term
                                                Annual Compensation                   Compensation
                                             -------------------------------------   -----------------------
                                                                      Other
                                                                      Annual          Stock        All Other
                                             Salary      Bonus    Compensation (1)   Options(2)  Compensation (3)
Name and Principal Position       Year         $           $              $                #           $
---------------------------       ----       ------      -----    ---------------    ----------  -------------
David C. Bloom (4)                2003      750,000     750,000           --                --       12,000
  Chief Executive Officer         2002      500,000     300,000           --                --       11,000
                                  2001      450,000      65,500       2,520,000             --       10,500

Leslie T. Chao                    2003      480,000     450,000           --                --       12,000
  President                       2002      450,000     340,000           --             200,000     11,000
                                  2001      400,000     230,000        1,620,000            --       10,500

Thomas J. Davis                   2003      450,000     450,000           --                --       50,166(5)
  President                       2002      425,000     340,000           --             200,000     40,756(5)
                                  2001      375,000     238,125        1,620,000            --       10,500

William D. Bloom (4)              2003      375,000     250,000           --                --       12,000
  Vice Chairman                   2002      350,000        --             --                --       11,000
                                  2001      300,000        --          1,080,000            --       10,126

Michael J. Clarke                 2003      312,750     250,200           --                --       12,000
  Chief Financial Officer         2002      300,000     240,000           --            150,000      11,000
                                  2001      240,000     163,200        1,080,000            --       10,500
_______________________
(1)	Consists of cash payments made in March 2002 under a five-year deferred incentive compensation program that ended as of December 31, 2001.

(2)	Adjusted for the Company's 2-for-1 stock split in May 2002.

(3)	Consists of employee contributions to the Company's 401(k) Plan as a tax deferral.

(4)	For the years ended December 31, 2001 and 2002, David Bloom and William Bloom have agreed to receive $200,000 and $120,000 per annum, respectively, of their bonus by receiving options to purchase 200,000 shares and 120,000 shares of Common Stock per annum, respectively, at an exercise price of $13.90625 per share. Pursuant to these agreements, David Bloom and William Bloom received options to purchase an aggregate of 400,000 shares and 240,000 shares, respectively, for such period. William Bloom did not earn a bonus in 2001; therefore the 120,000 share grant related to 2001 was forfeited.

(5)	Includes forgiveness of debt totaling $38,166 for 2003 and $29,756 for 2002.

Options Granted

           There were no stock options granted to the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2003.

           The table below sets forth information for the executive officers named in the Summary Compensation Table concerning option exercises during 2003 and outstanding options at December 31, 2003.

AGGREGATED OPTION/SAR EXERCISES IN 2003 AND
DECEMBER 31, 2003 OPTION/SAR VALUES

                                                        Number of Securities
                        Shares                         Underlying Unexercised       Value of Unexercised in-the-
                      Acquired on       Value             Options/SARs at              Money Options/SARs at
        Name        Exercise(#)(1)   Realized($)      December 31, 2003(#)(1)         December 31, 2003($)(2)
---------------     --------------   -----------      --------------------------    ----------------------------
                                                    Exercisable    Unexercisable    Exercisable    Unexercisable
                                                    -----------    -------------    -----------    -------------
David C. Bloom           5,404          196,219       885,604           --          36,324,217          --
Leslie T. Chao          77,220        2,650,353       190,000         160,000        6,586,900       4,561,600
William D. Bloom         5,404          196,219       325,604           --          13,314,992          --
Thomas J. Davis         82,314        2,399,855        73,788         160,000        2,367,242       4,561,600
Michael J. Clarke       12,500          350,653        50,220         120,000        1,638,674       3,421,200
(1)	Adjusted for the Company's 2-for-1 stock split in May 2002.

(2)	Assumes, for all unexercised in-the-money options, the difference between fair market value of $54.81 per share at December 31, 2003 and the exercise price of the options ranging from $11.6875 to $26.30 per share.

           The table below sets forth information for the executive officers named in the Summary Compensation Table concerning units awarded during 2003.

2002 LONG TERM INCENTIVE PLAN - AWARDS IN LAST FISCAL YEAR

                                                                             Estimated Future Payouts
                                                                          -------------------------------
                    Number of Shares, Units   Performance or Other
                    or Other Rights            Period Until Maturation    Threshold   Target    Maximum
        Name             (#)                      or Payout (1)              ($)        ($)       ($)
-----------------   -----------------------   ------------------------    ---------   -------   ---------
David C. Bloom              --                        --                     --         --           --
Leslie T. Chao            1,000                     4 years                20,000     100,000    1,000,000
Thomas J. Davis           1,000                     4 years                20,000     100,000    1,000,000
William D. Bloom          2,000                     4 years                40,000     200,000    2,000,000
Michael J. Clarke           750                     4 years                15,000      75,000      750,000
(1)	Performance units were granted on March 13, 2003.

Compensation Committee Interlocks and Insider Participation

           Brendan T. Byrne, Philip D. Kaltenbacher and Reuben S. Leibowitz are members of the Compensation Committee. None of the executive officers of the Company has served on the Board of Directors or compensation committee of any other entity that has had any of such entity’s officers serve either on the Company’s Board of Directors or Compensation Committee.

Compensation Committee Report on Executive Compensation

           The Compensation Committee currently consists of Brendan T. Byrne, Philip D. Kaltenbacher and Reuben S. Leibowitz. The Compensation Committee is responsible for determining the level of compensation paid to the Chief Executive Officer, approving the level of compensation paid to the Company’s other executive officers, determining awards under, and administering, the Option Plans and Incentive Plan and reviewing and establishing any and all other executive compensation plans adopted from time to time by the Company. The Company’s philosophy for compensating executive officers is designed to attract, retain, motivate and reward key executives in the Company’s highly competitive industry. The Company’s compensation program for 2003 consisted of salary and bonuses designed to motivate individuals to enhance the long-term value of the Company’s stock.

           The amount of compensation to be paid to an executive officer is generally based upon the Compensation Committee’s subjective analyses of each individual’s performance, contributions to the Company and responsibilities to be undertaken on behalf of the Company. The Committee did not use any specific qualitative or quantitative measures or factors in assessing individual performance. The Committee reviewed the Company’s earnings, stock performance, industry position and salaries paid by its competitors. In reviewing these criteria, the Committee determined that salaries paid by the Company to its executive officers were comparable and appropriate. In 2004, the Compensation Committee increased the salary of each of its executive officers based on the performance of the Company in 2003 and upon its knowledge of salaries paid by competitors of the Company as disclosed in public documents.

           The Company has established a bonus plan for its senior executives which has been approved by the Compensation Committee and provides for bonuses of up to 100% of the senior executive’s base salary. The award of any bonus compensation, however, is dependent on meeting or exceeding the Company’s internal funds from operations forecast. In 2003, this forecast was exceeded. Bonus compensation levels above the forecast will be established at the discretion of the Compensation Committee.

           Stock-based compensation is also an important element of the Company’s compensation program. The 1993 Option Plan and 2000 Stock Option Plan were adopted and approved by the Board of Directors to allow the Company to grant options to purchase shares of the Company. The Compensation Committee determines in its sole discretion, subject to the terms and conditions of the Option Plans, the size of a particular award based upon its subjective assessment of the individual’s performance, responsibility and functions and how this performance may have contributed to the Company’s performance. The Compensation Committee believes awards pursuant to the Option Plans align the interests of management with those of the Company’s stockholders by emphasizing long-term stock ownership and increases in stockholder value. Management will be benefited under such options only if the other shareholders of the Company also benefit. The purpose of the Option Plans is to encourage executives and others to acquire a larger proprietary interest in the Company, thereby further stimulating their active interest in the development and financial success of the Company. All options granted under the Option Plans have been granted at the fair market value of the Company’s Common Stock on the date of grant. The number of options that the Compensation Committee grants to executive officers is based on individual performance and level of responsibility. In addition, in determining whether and how many options or shares should be granted or awarded, the Compensation Committee considers the number of options held by executive officers. Since stock options are tied to the future performance of the Company’s Common Stock, they will provide value only if the price of the Company’s Common Stock exceeds the exercise price of the options.

           Certain of the Company’s executive officers also participate in the Long-Term Incentive Plan, which is designed to provide a strong incentive to participants to improve the Company’s performance. In addition, the Long-Term Incentive Plan requires the continued employment of participants over five years in order to receive the full benefits under the Incentive Plan.

           The Chief Executive Officer’s salary and bonus for 2003 were based on the Compensation Committee’s subjective analysis of his performance and contributions to the Company. The Compensation Committee used its knowledge of salaries and bonuses paid by competitors of the Company to their chief executive officers, as well as the performance of the Company’s competitors. Mr. Bloom’s salary and bonus were comparable to those paid by the Company’s publicly-owned competitors to their chief executive officers. In determining his bonus, the Committee noted that the Company’s earnings performance exceeded its competitors and the Company significantly improved its industry position, while his bonus was comparable to those paid by the Company’s competitors to their chief executive officers.

           The Internal Revenue Code of 1986, as amended, was amended in 1993 with respect to the ability of publicly-held corporations such as the Company to deduct compensation in excess of $1,000,000 per individual, other than performance-based compensation. The Compensation Committee continues to evaluate maximizing the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate executive officers. The Long-Term Incentive Plan is designed to meet the requirements of Section 162(m) of the Internal Revenue Code.

The Compensation Committee

Brendan T. Byrne
Philip D. Kaltenbacher
Reuben S. Leibowitz

Audit Committee Report

           The Audit Committee is comprised of Brendan T. Byrne, Philip D. Kaltenbacher and Reuben S. Leibowitz, all of whom are independent directors as required by the rules of the New York Stock Exchange and applicable law. The Audit Committee operates under a written charter which was adopted by the Board on June 8, 2000 and subsequently amended. A copy of the Audit Committee Charter is attached hereto as Exhibit A. The Audit Committee appoints the Company’s independent accountants.

           Management is responsible for the Company’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

           In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that its consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by the Statement on Auditing Standards No. 61 (communication with Audit Committees).

           The Company’s independent accountants also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants the firm’s independence. The Audit Committee also considered whether the provision by Ernst & Young LLP of certain other non-audit related services to the Company is compatible with maintaining such auditors’ independence.

           Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

Audit Committee

Brendan T. Byrne
Philip D. Kaltenbacher
Reuben S. Leibowitz

Stockholder Return Performance Presentation

           The following line graph sets forth for the period December 31, 1998, through December 31, 2003, a comparison of the cumulative total stockholder return (in percent) on the Company’s Common Stock compared to the index of equity real estate investment trusts prepared by the National Association of Real Estate Investment Trusts ("NAREIT"), the NAREIT Equity REIT Total Return Index, the index of the Company and the two other publicly traded factory outlet REITs ("Outlet REIT Peer Group"), and the SNL Shopping Center REIT Index prepared by SNL Financial. The Outlet REIT Peer Group consists of Prime Retail, Inc. and Tanger Factory Outlet Centers, Inc.

           The graph assumes that the value of the investment in each of the Company’s Common Stock and the indices was $100 at the beginning of the period. The graph further assumes the reinvestment of dividends.

           The stock price performance shown on the graph below is not necessarily indicative of future price performance.

Chelsea Property Group, Inc.

Total Return Performance
Index Value
500
400
300
200
100
0
Chelsea Property Group, Inc.
NAREIT All Equity REIT Index
Outlet Retail Peer Group Index
SNL Shopping Center REITs Index
12/31/98
12/31/99
12/31/00
12/31/01
12/31/02
12/31/03

	Period Ending					
Index	**12/31/98**	**12/31/99**	**12/31/00**	**12/31/01**	**12/31/02**	**12/31/03**
Chelsea Property Group, Inc.	100.00	99.62	123.96	176.79	253.95	438.62
NAREIT All Equity REIT Index	100.00	95.38	120.53	137.32	142.57	195.51
Outlet Retail Peer Group Index	100.00	78.08	41.54	38.82	62.79	88.41
SNL Shopping Center REITs Index	100.00	88.36	106.22	136.54	157.82	223.75

Security Ownership of Certain Beneficial Owners and Management

           As of December 31, 2003, to the knowledge of the Company, the following is a schedule of all persons who beneficially owned more than 5% of the outstanding stock of the Company:

                                                   Number of Shares         Percent
Name and Address                                  Beneficially Owned        of Stock
----------------                                  ------------------        --------
Deutsche Bank AG (1)                                     4,356,386           10.0%
Taunusanlage 12, D-60325
Frankfurt am Main
Federal Republic of Germany

David C. Bloom (2)                                       2,723,620            5.9%
c/o Chelsea Property Group, Inc.
103 Eisenhower Parkway
Roseland, NJ 07068

Stichting Pensioenfonds ABP                              2,653,500            6.1%
Oude Lindestraat 70
Postbus 2889
6401 DL Heerlen
The Kingdom of the Netherlands

Invesco Asset Management Limited (3)                     2,280,363            5.2%
30 Finsbury Square
London, United Kingdom EC24 1AG
(1)	Reflects shares beneficially owned by the private clients and asset management business group of Deutsche Bank AG and its subsidiaries and affiliates, including shares owned by RREEF America, L.L.C. as of December 31, 2003.

(2)	Includes limited partnership interests in the Partnership (the "Units") convertible into shares of Common Stock of the Company and vested options to purchase shares of Common Stock under the Company's Option Plans.

(3)	Includes shares held by Invesco North America Holdings, Inc. on behalf of various of its subsidiaries. Invesco Asset Management Limited is an investment advisor affiliated with such entity.

           The following table sets forth information concerning the security ownership of directors and executive officers as of March 31, 2004.

                                                        Number of Shares     Percent
Name                                                 Beneficially Owned(1)  of Stock
----                                                 --------------------   ---------
David C. Bloom(2)                                           2,723,620         5.9%
William D. Bloom (2)                                        1,200,470         2.7%
Brendan T. Byrne (2)                                            8,750           *
Leslie T. Chao(2)                                             605,238         1.4%
Michael J. Clarke(2)                                          125,586           *
Thomas J. Davis(2)                                            163,898           *
Robert Frommer(2)                                              71,941           *
Barry M. Ginsburg(2)(3)                                       398,036           *
Philip D. Kaltenbacher(2)(4)                                  751,238         1.7%
Reuben S. Leibowitz(2)(5)                                     157,200           *
Directors and Officers as a group(6) (23 persons)           6,718,544         13.4%
______________
*	Less than 1%

(1)	Includes Units which are convertible into shares of Common Stock of the Company.

(2)	Includes vested options to purchase shares of Common Stock granted under the Option Plans.

(3)	Includes Units beneficially owned by Mr. Ginsburg's family and trusts for the benefit of Mr. Ginsburg's family.

(4)	Includes 371,862 Units owned by Mr. Kaltenbacher as trustee for his daughters and 2,000 Units owned by Mr. Kaltenbacher's wife, as to which Mr. Kaltenbacher disclaims beneficial ownership.

(5)	Includes 34,000 shares of Common Stock owned by the wife or children of Mr. Leibowitz, by a foundation or by a charitable organization and 4,200 shares owned by the mother-in-law of Mr. Leibowitz. Mr. Leibowitz disclaims beneficial ownership of all these shares.

(6)	Includes Units convertible into 4,057,822 shares of Common Stock and vested options to purchase 1,906,995 shares of Common Stock granted under the Option Plans.

Certain Relationships and Transactions

           LeGourmet Chef, Inc. (less than 10% owned by a trust for the benefit of the wife of Edward Bloom, a brother of David and William Bloom) rents a total of 110,026 square feet of gross leasable area ("GLA") (0.7% of the Company's total GLA) from the Company in 24 centers. The gross annual rental (including expense reimbursement) for such space was $3,437,000 in 2003. Management considers these rentals to be at fair market value. David and William Bloom combined owned less than a 5% non-voting interest before selling their interest in February 2004.

           Effective August 1, 1997, Robert Frommer and the Company entered into a Consulting Agreement pursuant to which Mr. Frommer agreed to perform services for the Company in connection with the development and operation of manufacturers outlet centers in Japan and Hawaii. The agreement was terminated by the Company on December 31, 1999. In addition, during the term of the agreement and for four years after the termination of the agreement, Mr. Frommer was entitled to deferred compensation of 1% of the development costs, up to a maximum amount of $500,000 per project, on all projects in which he was involved in Japan or Hawaii. During 2003, Mr. Frommer received $300,000 in deferred compensation pursuant to this agreement. The final payments due Mr. Frommer under the agreement, totaling $700,000, were paid in 2004.

           In March 2002, the Company loaned Leslie Chao $488,000, which was due in 2004, with interest due quarterly at the rate of LIBOR plus 200 basis points per annum. The loan proceeds were used to exercise incentive stock options granted in 1994 under the 1993 Option Plan. The loan was secured by Mr. Chao’s units in CPG Partners, L.P. (the "Operating Partnership"). In May 2002, the Company loaned Mr. Chao an additional $550,000 which was subject to the same terms and conditions. Both loans were repaid by Mr. Chao during 2003.

           In September 2001, the Company loaned William Bloom $2,751,000, which is due in 2004, with interest due quarterly at the rate of LIBOR plus 200 basis points per annum. A payment of $600,000 on this loan was made in March 2002 and the balance was paid in full in April 2004. The proceeds of the loan were used by Mr. Bloom to acquire an approximate 10% non-voting equity interest in Chelsea Interactive, Inc. (a subsidiary of the Company) from an unaffiliated third party. The loan was secured by Mr. Bloom’s units in the Operating Partnership.

           In March 1997, the Company loaned Thomas J. Davis the amount of $115,000, which was originally due in March 2002, together with interest at the rate of 7.5% per annum. In March 2002, the Compensation Committee approved the forgiveness of this loan plus accrued interest over a five year period ending March 31, 2007. If Mr. Davis leaves the Company during the five-year period, the principal balance outstanding plus accrued interest would be due and payable.

           All transactions in which a director is an interested party, including any interest in a lessee of space from the Company, require the approval of a majority of the disinterested directors.

           The Company has entered into a registration rights agreement with all recipients of Units (the "Rightholders") to enable the Rightholders to sell or distribute shares of Common Stock owned by or issuable to any of them upon exchange of Units or any other securities with respect to such Common Stock issued or issuable to any of them through any registered offering of its securities that the Company has determined to undertake. In addition, the Rightholders have the right to demand that the Company prepare and file from time to time a registration statement with respect to the sale or distribution of their common stock. In such event, the expenses of such registration will be borne by the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

           The Company believes that during 2003 all of its officers, directors and holders of more than 10% of its Common Stock complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934. In making this disclosure, the Company has relied solely on written representations of its directors, officers and more than 10% holders and on copies of reports that have been filed with the Securities and Exchange Commission.

2. AMENDMENT TO ARTICLES OF INCORPROATION
INCREASING AUTHORIZED SHARES

           Pursuant to Article IV of its Restated Articles of Incorporation, as amended, the Company is presently authorized to issue 100,000,000 shares of Common Stock with a par value of $.01 per share. In May 2002, the Company effected a two-for-one stock split of its Common Stock. It is proposed to amend paragraph A of Article IV of the Articles of Incorporation of the Company to read as set forth below in order to increase the number of shares of Common Stock which the Company is authorized to issue from 100,000,000 to 250,000,000 shares of Common Stock:

"A. The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 270 million shares, consisting of 250 million shares of Common Stock with a par value of $.01 per share (the "Common Stock"), amounting in the aggregate to par value of $2,500,000, 15 million Excess Shares with a par value of $.01 per share (the "Excess Shares"), amounting in the aggregate to par value of $150,000, and 5 million shares of Preferred Stock with par value of $.01 per share (the "Preferred Stock"), amounting in the aggregate to par value of $50,000."

           At March 31, 2004, there were 44,035,948 shares of Common Stock issued and outstanding and 9,231,741 shares were reserved for issuance upon exercise of vested stock options and conversion of limited partnership units.

           The Board of Directors believes that it is in the best interests of the Company and its stockholders to increase the number of authorized shares of Common Stock. The increase in authorized shares will provide flexibility with respect to future transactions, including additional stock splits, acquisitions of other businesses where the Company would have the option to use its common stock (or securities convertible into or exercisable for common stock) as consideration (rather than cash), financing future growth, financing transactions, and other corporate purposes. The additional shares will enable the Company to avoid the time consuming and costly need to hold a special meeting of stockholders in every case. The Board of Directors believes that, in the future, occasions may arise where the time required to obtain stockholder approval might adversely delay the Company’s ability to enter into a desirable transaction or deny it the flexibility to facilitate the effective use of its securities. Authorized but unissued shares of Common Stock may be used by the Company from time to time as appropriate and opportune situations arise.

           Stockholders of the Company will not have any preemptive rights with respect to the additional shares being authorized. No further approval by stockholders would be necessary prior to the issuance of any additional shares of Common Stock, except as may be required by law or applicable New York Stock Exchange rules. In certain circumstances, generally relating to the number of shares to be issued and the identity of the recipient, the rules of the New York Stock Exchange require stockholder authorization in connection with the issuance of such additional shares. Subject to law and the rules of the New York Stock Exchange, the Board of Directors has the sole discretion to issue additional shares of Common Stock on such terms and for such consideration as may be determined by the Board of Directors. The issuance of any additional shares of Common Stock may have the effect of diluting the percentage of stock ownership of the present stockholders of the Company.

           The Board of Directors recommends a vote FOR approval of the amendment to the Articles of Incorporation.

3. AMENDMENT TO ARTICLES OF INCORPORATION
TO DECLASSSIFY BOARD OF DIRECTORS

           The Board of Directors of the Company is proposing that the stockholders approve an amendment to the Company’s Articles of Incorporation to eliminate the classification of the Company’s Board of Directors and cause each newly elected director to stand for election annually (the "Declassification Amendment"). Article V of the Company’s Articles of Incorporation currently provides that the Board of Directors be divided into three classes as nearly equal in number as possible. Directors of each class serve staggered three-year terms, with the term of office of one class expiring each year, and can be removed only for cause. Article V may be amended only with the approval of holders of at least two-thirds (2/3) of the shares of the Company’s Common Stock outstanding and entitled to vote on the election of directors generally. If the Declassification Amendment is approved, the classes and staggered three-year terms of directors would be eliminated; provided, however, that each director elected prior to the effectiveness of the Declassification Amendment will serve for the remainder of his three-year term, subject to his prior resignation or removal. All directors elected after the effectiveness of the Declassification Amendment (including directors elected at the current annual meeting) will be elected for one-year terms at each annual meeting of stockholders.

           The Board of Directors believes that declassifying the Board of Directors will give stockholders greater flexibility to elect directors and exercise influence over the Company. The election of directors is the primary means for stockholders to influence corporate governance policies and to hold management accountable for its implementation of those policies. Given this factor, the Board of Directors believes it is in the best interests of the Company and its stockholders to declassify the Board of Directors.

The Declassification Amendment

           The Declassification Amendment would amend and restate Section C of Article V of the Company’s Articles of Incorporation to read as follows:

"C. At each annual meeting of the stockholders of the Corporation, the date of which shall be fixed by or pursuant to the By-Laws of the Corporation, the successors of the class of directors whose terms expire at that meeting shall be elected to hold office for a term of one year and until such director's successor is elected and qualified or until such director's earlier resignation or removal; provided, however, each director elected at the annual meetings of the Corporation held in 2002 and 2003 shall serve for the full three-year term to which such director was elected or until such director's earlier resignation or removal. No election of directors need be by written ballot. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director."

           The Board of Directors recommends a vote FOR approval of the amendment to the Articles of Incorporation.

4. AMENDMENT OF THE 2000 STOCK OPTION PLAN

           The 2000 Stock Option Plan (the "2000 Plan") was adopted by the Board of Directors on March 8, 2000 and approved by the stockholders on June 8, 2000. The 2000 Plan has been amended, subject to stockholder approval, to increase the number of shares of Common Stock which may be issued thereunder from 2,800,000 shares to 4,800,000 shares. As of December 31, 2003, options to acquire an aggregate of 2,465,069 shares of Common Stock were outstanding under the 2000 Plan. On April __, 2004, the closing price of the Common Stock on the New York Stock Exchange was $________ per share. The following summary of the 2000 Plan is qualified in its entirety by reference to the full text of the 2000 Plan. All defined terms used herein and not otherwise defined are deemed to have the meaning given thereto in the 2000 Plan.

           The 2000 Plan is administered by a Committee of the Company's Board of Directors (the "Committee") which consists solely of two or more directors, each of whom is a "Non-Employee Director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and an "outside director" as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Currently, the Compensation Committee functions as the Committee under the 2000 Plan. All employees and directors of, and consultants to, the Company, as may be determined from time to time by the Committee, are eligible to receive options under the 2000 Plan. At December 31, 2003, twenty-four employees of the Company were eligible to participate in the 2000 Plan.

           A total of 2,800,000 shares of Common Stock presently are authorized for issuance under the 2000 Plan. Not more than 800,000 shares of Common Stock may be the subject of options granted to any individual during any calendar year. Options may be granted as "incentive stock options" (as defined in Section 422 of the Code) or as non-qualified stock options.

           Pursuant to the 2000 Plan, all current executive officers as a group have been granted options to purchase an aggregate of 1,700,000 shares of Common Stock, all current directors as a group who are not executive officers have not been granted any options to purchase Common Stock and all employees as a group (excluding executive officers) have been granted options to purchase an aggregate of 905,000 shares of Common Stock.

           The exercise price of an option is fixed by the Committee at the date of grant; however, the exercise price under an incentive stock option must be at least equal to the fair market value of the Common Stock at the date of grant, and 110% of the fair market value of the Common Stock at the date of grant for any incentive stock option granted to any individual who owns more than 10% of the voting power or value of all classes of stock of the Company (a "10% Owner").

           Stock options are exercisable for a duration, and at such rate and times, as are determined by the Committee, but in no event more than ten years after the date of grant (or five years after the date of grant in the case of an incentive stock option granted to a 10% Owner). The aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under all stock option plans of the Company) shall not exceed $100,000; to the extent this limitation is exceeded, such excess options shall be treated as non-qualified stock options for purposes of the 2000 Plan and the Code.

           At the time a stock option is granted, the Committee may, in its sole discretion, designate whether the stock option is to be considered an incentive stock option or a non-qualified stock option, except that incentive stock options can be granted only to employees. Stock options granted to employees with no such designation shall be deemed incentive stock options.

           Payment of the purchase price for shares acquired upon the exercise of options may be made by any one or more of the following methods: in cash, by check, by delivery to the Company of shares of Common Stock already owned by the option holder, or by such other method as the Committee may permit from time to time. However, a holder may not use previously owned shares of Common Stock to pay the purchase price under an option, unless the holder has beneficially owned such shares for at least six months.

           Stock options become immediately exercisable in full upon (i) the holder's retirement at or after age 65, (ii) the holder's disability or death, (iii) a "Change in Control" (as defined in the 2000 Plan) or (iv) the occurrence of such special circumstances as in the opinion of the Committee merit special consideration.

           Stock options terminate at the end of three months following the holder's termination of employment or service. This period is extended to one year in the case of the disability of death of the holder and, in the case of death, the stock option is exercisable by the holder's estate or heirs. However, stock options terminate immediately upon a holder's termination of employment or service for cause.

           The 2000 Plan and options granted under the 2000 Plan contain anti-dilution provisions which will automatically adjust the number of shares subject to the Plan and outstanding options in the event of a stock dividend, split-up, conversion, exchange, reclassification or substitution. In the event of any other change in the corporate structure or outstanding shares of Common Stock, the number of shares and the class of shares available for grants under the 2000 Plan or upon the exercise of any outstanding options granted under the 2000 Plan, shall be adjusted so as to prevent dilution or enlargement of rights.

           The Company shall obtain such consideration for granting options under the 2000 Plan as the Committee in its discretion may request, subject to the General Corporation Law of Maryland. Each option may be subject to provisions to assure that any exercise or disposition of Common Stock will not violate federal and state securities laws. No option may be granted under the 2000 Plan on or after the tenth anniversary of the adoption of the 2000 Plan.

           The Board of Directors or the Committee may at any time withdraw or amend the 2000 Plan and may, with the consent of the affected holder of an outstanding option at any time withdraw or amend the terms and conditions of outstanding options. Any amendment which would increase the maximum number of shares issuable pursuant to the 2000 Plan, or to any individual, or change the class of persons to whom options may be granted, shall be subject to the approval of the stockholders of the Company.

           The federal income tax treatment pertaining to the 2000 Plan, under current law, generally is as follows.

           An individual will not recognize any income upon the grant or exercise of an incentive stock option. If an individual disposes of shares of Common Stock acquired upon the exercise of an incentive stock option more than two years after the date the option was granted and more than one year after the date the option was exercised, the individual will realize capital gain in an amount equal to the excess, if any, of his selling price over the option exercise price, and the Company will not be entitled to a tax deduction. Depending on the holding period of the shares, such capital gain may be long-term gain or qualified 5-year gain. If the individual disposes of the shares of Common Stock before the one-year, two-year requirements are met, any gain realized will be taxable as follows: (i) as ordinary income to the extent of the difference between the option exercise price and the lesser of the fair market value of the shares on the date the option was exercised or the amount realized on such disposition, and (ii) as capital gain to the extent of any excess, which gain shall be treated as long-term or short-term capital gain, depending on how long the shares were held. The Company may claim a deduction for the amount taxable to the individual as ordinary income. The difference between the fair market value of the Common Stock at the time of exercise and the option exercise price generally will constitute an item of adjustment for purposes of determining alternative minimum taxable income and may, in the year an incentive stock option is exercised, be subject to the alternative minimum tax.

           If the individual uses shares of Common Stock to pay the option exercise price, (a) the individual's holding period for newly issued shares equal in number to the surrendered shares (the "Exchanged Shares") shall include the period during which the surrendered shares were held, (b) the individual's basis in such Exchanged Shares will be equal to his basis in the surrendered shares, and (c) no gain or loss will be recognized by the employee on the exchange of the surrendered shares for the Exchanged Shares. However, if the individual tenders shares acquired pursuant to the exercise of an incentive stock option prior to the expiration of the one-year, two-year requirements, such tender will constitute a disposition of such shares, and will give rise to a taxable exchange.

           The grant of a non-qualified stock option does not result in taxable income to the recipient. An individual normally will recognize ordinary income when the non-qualified stock option is exercised on the difference between the then fair market value of the shares acquired pursuant to the exercise of the option and the option exercise price. Section 83 of the Code generally provides that, if an individual is subject to Section 16(b) of the Exchange Act, he will not recognize income upon the exercise of a non-qualified stock option until he may sell such shares for a profit without being subject to suit under Section 16(b). At such time the individual would be subject to tax on the difference between the then fair market value of the shares and the exercise price. Alternatively, an individual who would not otherwise be subject to tax at the time of exercise may file an election with the Internal Revenue Service, within 30 days of exercise, to be taxed at the time of exercise on the difference between the then fair market value of the shares and the exercise price. Any subsequent appreciation in the value of shares will be taxed when the shares are sold, as either long-term, short-term or qualified 5-year capital gain. The Company will not be entitled to an income tax deduction with respect to the grant of a stock option or the sale of stock acquired pursuant thereto. The Company will be permitted a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise of a non-qualified stock option when such income is recognized by the individual. If any individual uses shares of Common Stock which he owns to pay for the exercise of a non-qualified stock option, (a) the individual's holding period for newly issued shares of Common Stock equal in number to the Exchanged Shares shall include the period during which the surrendered shares were held, (b) the individual's basis in such Exchanged Shares will be the same as his basis in the surrendered shares, (c) no gain or loss will be realized by the individual on the exchange of the surrendered shares for the Exchanged Shares, and (d) the individual will be subject to ordinary income tax on the fair market value of the shares he receives over and above the Exchanged Shares.

           In addition to the Federal income tax consequences discussed above, Section 280G of the Code provides that if an officer, stockholder or highly compensated individual receives a payment which is in the nature of compensation and which is contingent upon a change in control of the employer and such payment equals or exceeds three times his or her "base salary" (as hereinafter defined), then any amount received in excess of base salary shall be considered an "excess parachute payment." An individual's "base salary" is equal to his or her average annual compensation over the five-year period (or period of employment, if shorter) ending with the close of the individual's taxable year immediately preceding the taxable year in which the change in control occurs. If the taxpayer establishes, by clear and convincing evidence, that an amount received is reasonable compensation for past or future services, all or a portion of such amount may be deemed not to be an excess parachute payment. If any payments made under the 2000 Plan in connection with a change in control of the Company constitute excess parachute payments with respect to any employee, then in addition to any income tax which would otherwise be owed on such payment, the individual will be subject to an excise tax equal to 20% of such excess parachute payment, and the Company will not be entitled to any tax deduction to which it otherwise would have been entitled with respect to such excess parachute payment.

           Under Section 162(m) of the Code, publicly held companies generally may not deduct compensation for certain employees to the extent such compensation exceeds $1 million with respect to an individual employee for the taxable year. The $1 million limitation would apply to the Company's Chief Executive Officer and the four most highly compensated officers other than the Chief Executive Officer. Compensation which is performance-based (as defined in Section 162(m) and regulations thereunder), however, is not counted as subject to the deductibility limitations of Section 162(m). Income pursuant to stock options having an exercise price equal to the fair market value of the Common Stock on the date of grant, granted under the 2000 Plan, is intended to permit the full deduction by the Company, by qualifying such amount as performance-based compensation and, therefore, exempt from the limitations of Section 162(m).

Vote Required

           Under the Code, the affirmative vote of the holders of a majority of the shares of stock of the Company voting on the subject at the Annual Meeting is required to approve the amendment to the 2000 Plan.

           The Board of Directors recommends a vote FOR the approval of the amendment to the 2000 Plan.

5. APPOINTMENT OF INDEPENDENT AUDITORS

           The Audit Committee of the Board of Directors of the Company has selected Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2004. A representative of Ernst & Young LLP is expected to be present at the meeting with the opportunity to make a statement if such representative so desires and to respond to appropriate questions.

           Fees for professional services provided by our independent auditors in each of the last two fiscal years, in each of the following categories are:

                                       2003                      2002
                                       ----                      ----
Audit Fees                          $ 413,000               $  483,450
Audit-Related Fees                    386,590                  387,500
Tax Fees                              372,951                  461,850
All Other Fees                          --                        --
                                    ---------               ------------
                                    $1,172,541              $1,332,800

           Fees for audit services include fees associated with the annual audit, the reviews of the Company's quarterly reports on Form 10-Q and services rendered in connection with registration statements and issuance of comfort letters.

           Audit-related fees principally included audit of employee benefit plan, audits of certain properties as required by lenders and joint venture partners and audits of acquired properties in accordance with SEC Rule 3-14.

           Tax fees include tax advice, tax planning and other tax consulting services.

           All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by the Company’s auditors was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The policy of the Audit Committee provides for pre-approval of these services on an annual basis and on individual engagements if minimum thresholds are exceeded. The Audit Committee may delegate to one or more of its members pre-approval authority with respect to permitted services.

Audit Committee Consideration of these Fees

           Our Audit Committee has considered whether the provision of the services covered under the category of "All Other Fees" is compatible with maintaining the independence of Ernst & Young LLP.

           The Board of Directors of the Company recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s auditors.

6. OTHER MATTERS

Stockholder Proposals

           Proposals of stockholders intended to be presented at the Company’s 2005 Annual Meeting of Stockholders must be received by the Company on or prior to December 26, 2004 to be eligible for inclusion in the Company’s Proxy Statement and form of Proxy to be used in connection with such meeting.

Other Business

           At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the Meeting is that hereinabove set forth. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their judgment.

Denise M. Elmer Secretary

Dated: April 23, 2004

Exhibit A

AUDIT COMMITTEE CHARTER
FOR
CHELSEA PROPERTY GROUP, INC.

Purpose of Committee

The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Chelsea Property Group, Inc. (the "Company") is to (a) assist the Board with oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditors; and (b) prepare the report that U.S. Securities and Exchange Commission rules require be included in the Company’s annual proxy statement.

The function of the Committee is oversight. It is not the Committee’s responsibility to certify the Company’s financial statements or to guarantee the report of the independent auditor. The Company’s management is responsible for the (i) preparation, presentation and integrity of the Company’s financial statements, (ii) maintenance of appropriate accounting and financial reporting principles and policies, and (iii) maintenance of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditor is responsible for planning and carrying out a proper audit and reviews. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company. As such, it is not the duty or responsibility of the Committee or its members to conduct auditing or accounting reviews or procedures, except to the extent described below under "Performance Evaluations". Each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information and (ii) the accuracy of the financial and other information provided to the Committee by such persons and organizations absent actual knowledge to the contrary (which shall be promptly reported to the Company’s Board). In addition, the evaluation of the Company’s financial statements by the Committee is not of the same scope as, and does not involve the extent of detail as, audits performed by the independent auditor, nor does the Committee’s evaluation substitute for the responsibilities of the Company’s management for preparing, or the independent auditor for auditing, the financial statements.

Committee Duties and Responsibilities

The duties and responsibilities of the Committee are to:

1.	Retain and terminate the Company's independent auditors (subject, if applicable, to shareholder ratification). The Committee shall have the sole authority to approve and/or pre-approve all audit engagement fees and terms, as well as all significant non-audit engagements with the independent auditor. The Committee need not pre-approve non-audit services that fall within the "De Minimis Exception" set forth in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934.

2.	At least annually, obtain and review a report by the independent auditor describing: the independent auditor's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and (to assess the auditor's independence) all relationships between the independent auditor and the Company. After reviewing the foregoing report and the independent auditor's work throughout the year, the Committee shall evaluate the auditor's qualifications, performance and independence. This evaluation shall include the review and evaluation of the lead partner of the independent auditor and the appropriateness of rotating the audit firm itself. In making its evaluation, the Committee shall take into account the opinions of management and the Company's internal auditors (or other personnel responsible for the internal audit function). The Committee shall present its conclusions with respect to the independent auditor to the full Board.

3.	Discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

4.	Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. This discussion may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made). The Committee is not required to discuss in advance each earnings press release or each instance in which the Company provides earnings guidance.

5.	As appropriate, obtain advice and assistance from outside legal, accounting or other advisors.

6.	Discuss policies with respect to risk assessment and risk management. While it is the job of the chief executive officer and senior management to assess and manage the Company's exposure to risk, the Committee must discuss guidelines and policies to govern the process by which this is handled. The Committee should discuss the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

7.	Periodically meet separately with management, with internal auditors (or other personnel responsible for the internal audit function), and with independent auditors.

8.	Review with the independent auditor any audit problems or difficulties and management's response. The Committee must regularly review with the independent auditor any difficulties the auditor encountered in the course of the audit work, including any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management. The review should also include discussion of the responsibilities, budget and staffing of the Company's internal audit function.

9.	Set clear hiring policies for the hiring by the Company of employees or former employees of the independent auditors.

10.	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

11.	Report regularly to the Board. The Committee should review with the full Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, or the performance of the internal audit function.

Committee Membership

The Committee shall consist of at least three members of the Board, each of whom is, in the business judgment of the Board, "independent" under Section 10A(m)(3) of the Securities Exchange Act of 1934, the rules of the New York Stock Exchange and any other securities exchange on which the Company’s securities are listed. Each member of the Committee shall be financially literate (or shall become so within a reasonable period of time after appointment to the Committee), and at least one member of the Committee shall have "accounting or related financial management expertise" as such qualifications are interpreted by the Board in its business judgment, and qualify as a "financial expert" as defined by the U.S. Securities and Exchange Commission. No Committee member may serve on the audit committees of more than two other public companies, unless the Company’s Board has determined that such service will not impair the effectiveness of the member’s service on the Committee.

The members of the Committee shall be appointed by the Board, and shall serve at the pleasure of the Board for such term or terms as the Board may determine.

The compensation to be paid by the Company to any Committee member must consist solely of director’s fees and fees payable for acting as a Committee member (which may include cash, stock and/or options); in addition pension or other deferred compensation that is not contingent on future service to the Company will not be deemed to violate this requirement.

Committee Structure and Operations

A majority of the Committee shall constitute a quorum. The Board shall designate a member of the Committee as its chairperson, and a member to act as a liaison with the Board. The Committee may act by a majority of the members present at a meeting of the Committee. In the event of a tie vote on any issue, the chairperson’s vote shall decide the issue. The Committee shall meet in person or telephonically at least four times a year at a time and place determined by the Committee chairperson, with further meetings to occur when deemed necessary or desirable by the Committee or its chairperson. The Committee may delegate some or all of its duties to a subcommittee comprising one or more members of the Committee. The Committee may ask members of management or others whose advice and counsel are relevant to the issues then being considered by the Committee to attend any meetings and to provide such pertinent information as the Committee may request.

Performance Evaluation

The Committee shall review the adequacy of this charter and evaluate its performance hereunder at least annually and present such report to the full Board. Such report shall include any recommended changes to this charter. The Board shall also review and approve this charter at least annually.

While the fundamental responsibility for the Company’s financial statements and disclosures rests with management and the independent auditor, the Committee shall review: (i) major issues regarding accounting principles, and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (ii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of using alternative methods under generally accepted accounting principles ("GAAP") on the financial statements; (iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and (iv) earnings press releases (paying particular attention to any use of "pro forma," or "adjusted" non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies.

Resources and Authority of the Committee

In discharging its oversight responsibilities, the Committee shall have unrestricted access to the Company’s management, books and records and the authority to retain outside counsel, accountants or other consultants in the Committee’s sole discretion. The Committee may direct any officer of the Company, the independent auditor and/or the Company’s internal audit staff to inquire into and report to the Committee on any matter.

Nothing contained in this charter is intended to, or should be construed as, creating any responsibility or liability of the members of the Committee except to the extent otherwise provided under applicable Maryland law which shall continue to set the legal standard for the conduct of the members of the Committee.

Adopted December 5, 2002

PROXY

CHELSEA PROPERTY GROUP, INC.
2004 ANNUAL MEETING OF STOCKHOLDERS - JUNE 10, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           The undersigned stockholder of CHELSEA PROPERTY GROUP, INC., a Maryland corporation, hereby appoints David C. Bloom, Leslie T. Chao, Michael J. Clarke and Denise M. Elmer, and each of them the proxies of the undersigned with full power of substitution to vote at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on June 10, 2004, and at any adjournment or adjournments thereof (the "Meeting"), with all the power which the undersigned would have if personally present, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the proxy statement for the Meeting and instructs the proxies to vote as directed on the reverse side.

The Board of Directors recommends a vote "FOR" Proposals 1, 2, 3, 4 and 5.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE	SEE REVERSE SIDE

VOTER CONTROL NUMBER

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DETACH HERE

| X |	Please mark vote as in this Example

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE LISTED BELOW, FOR THE AMENDMENTS TO THE ARTICLES OF INCORPORATION, FOR THE APPROVAL OF THE AMENDMENT TO THE 2000 STOCK OPTION PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

1. To elect one nominee for director: Nominee: Brendan T. Byrne	4. To approve the amendment to the 2000 Stock Option Plan
|__| FOR |__| WITHHELD	FOR AGAINST ABSTAIN |__| |__| |__|

|__| ________________ For all Nominees except as noted above	5. To ratify the appointment of Ernst & Young as independent auditors for the fiscal year ending December 31, 2004.
FOR AGAINST ABSTAIN |__| |__| |__|

6. With discretionary authority upon such other matters as may properly come before this meeting.
FOR AGAINST ABSTAIN |__| |__| |__|

2. To amend the Articles of Incorporation to increase common stock	MARK HERE IF YOU PLAN TO ATTEND THE MEETING
FOR AGAINST ABSTAIN |__| |__| |__|	|__|

3. To amend the Articles of Incorporation to declassify Board of Directors	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT
FOR AGAINST ABSTAIN |__| |__| |__|	|__|

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, trustee or guardian, please give your full title.

Signature_____________	Date_________	Signature_____________	Date_________